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                                                                    Exhibit 23.1



Silicon Valley Group, Inc.
101 Metro Drive, Suite 400
San Jose, CA  95110

        RE:    REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        We consent to the incorporation by reference in this Registration Statement of Silicon Valley Group, Inc. on Form S-3 of our reports dated October 24, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Silicon Valley Group, Inc. for the year ended September 30, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

San Jose, California
October 10, 1997